EXHIBIT 10.28
                                                 -------------





                          COOLSAVINGS, INC.

                      LONG TERM INCENTIVE PLAN

ARTICLE I  DEFINITIONS. . . . . . . . . . . . . . . . . . .     1

    1.1    Appreciation . . . . . . . . . . . . . . . . . .     1
    1.2    Award. . . . . . . . . . . . . . . . . . . . . .     1
    1.3    Annual Unit Price. . . . . . . . . . . . . . . .     1
    1.4    Award Term . . . . . . . . . . . . . . . . . . .     1
    1.5    Award Unit . . . . . . . . . . . . . . . . . . .     1
    1.6    Beneficiary. . . . . . . . . . . . . . . . . . .     1
    1.7    Board. . . . . . . . . . . . . . . . . . . . . .     1
    1.8    Chief Executive Officer. . . . . . . . . . . . .     1
    1.9    CoolSavings. . . . . . . . . . . . . . . . . . .     1
    1.10   Committee. . . . . . . . . . . . . . . . . . . .     1
    1.11   Disability . . . . . . . . . . . . . . . . . . .     1
    1.12   Effective Date . . . . . . . . . . . . . . . . .     2
    1.13   Full-Time Employee . . . . . . . . . . . . . . .     2
    1.14   Grant Date . . . . . . . . . . . . . . . . . . .     2
    1.15   Grant Price. . . . . . . . . . . . . . . . . . .     2
    1.16   Initial Award. . . . . . . . . . . . . . . . . .     2
    1.17   Participant. . . . . . . . . . . . . . . . . . .     2
    1.18   Plan . . . . . . . . . . . . . . . . . . . . . .     2
    1.19   Plan Administrator . . . . . . . . . . . . . . .     2
    1.20   Termination of Employment. . . . . . . . . . . .     2
    1.21   Vested . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE II PARTICIPATION AND DETERMINATION OF AWARDS. . . .     2

    2.1    Participation. . . . . . . . . . . . . . . . . .     2
    2.2    Determination of Awards and Maximum Total Awards     2
    2.3    Memoranda of Awards. . . . . . . . . . . . . . .     2

ARTICLE IIIEARNING, PAYMENT AND TERMINATION OF AWARDS . . .     3

    3.1    How and When Awards May be Earned. . . . . . . .     3
    3.2    Determination of Amounts Payable . . . . . . . .     3
    3.3    Payment of Awards. . . . . . . . . . . . . . . .     3
    3.4    Termination of Awards. . . . . . . . . . . . . .     4

ARTICLE IV ADJUSTMENT TO AWARDS . . . . . . . . . . . . . .     5

ARTICLE V  MISCELLANEOUS. . . . . . . . . . . . . . . . . .     5

    5.1    Creditor Status of Participant . . . . . . . . .     5
    5.2    No Assignment or Alienation. . . . . . . . . . .     6
    5.3    Withholding. . . . . . . . . . . . . . . . . . .     6
    5.4    Designation of a Beneficiary . . . . . . . . . .     6
    5.5    Plan Administrator . . . . . . . . . . . . . . .     6
    5.6    Responsibilities Relating to Plan. . . . . . . .     6
    5.7    Amendment of Termination of Plan . . . . . . . .     6
    5.8    No Inducement, Contract or Guarantee of
           Employment; No Award of Stock or Other
           Investment . . . . . . . . . . . . . . . . . . .     7
    5.9    Possible Additional Conditions . . . . . . . . .     7
    5.10   Governing Law. . . . . . . . . . . . . . . . . .     7
    5.11   No Effect on Other Employee Benefits . . . . . .     7
    5.12   Construction . . . . . . . . . . . . . . . . . .     7
    5.13   Determination of Board Controlling . . . . . . .     7

                          COOLSAVINGS, INC.
                      LONG TERM INCENTIVE PLAN


     WHEREAS, CoolSavings, Inc. ("CoolSavings") has determined that it is desirable and in the best interest of CoolSavings to implement the following compensation program as an incentive to certain of its employees for their roles in maximizing the growth of CoolSavings.

     NOW, THEREFORE, CoolSavings does hereby adopt the CoolSavings, Inc. Long Term Incentive Plan as follows, effective as of January 1, 2003.


                              ARTICLE I

                             DEFINITIONS
                             -----------

     The following words and terms as used herein shall have the respective meanings set forth below:

     1.1 APPRECIATION: As to any Award Unit, the excess, if any, of (a) the Annual Unit Price as of January 1 of the calendar year in which the Award Unit is redeemed (or January 1 of the calendar year in which the Appreciation, if any, is otherwise determined), over (b) the Grant Price.

     1.2 AWARD: A grant to a Participant of the opportunity to earn the Appreciation, if any, on a specified number of Award Units, which is made pursuant to Section 2.2.

     1.3 ANNUAL UNIT PRICE: The per unit value of Award Units as of any January 1, which is $3.05 as of January 1, 2003, and as of any January 1 thereafter shall be determined by using such factors and formulas applicable to those Award Units as are adopted by the Committee. The factors and formulas recommended by the Chief Executive Officer and adopted by the Committee may be changed and amended by the Committee in any manner which the Committee, in its sole judgment and discretion, deems appropriate, effective at any time as to any Award, except as to any Award Unit that has been redeemed with respect to the applicable Award. Exhibit A sets forth the factors and formulas initially applicable to the Award Units comprising the Initial Awards.

     1.4 AWARD TERM: Unless a different period is recommended by the Chief Executive Officer and adopted by the Committee, a four (4) year period, beginning on the Grant Date of an Award and ending on the fourth
(4th) anniversary thereof.

     1.5 AWARD UNIT: An increment of an Award with respect to which Appreciation may be earned pursuant to Section 3.1.

     1.6 BENEFICIARY: A person designated as or otherwise deemed to be a Participant's beneficiary pursuant to Section 5.4 so as to receive any amount payable under the Plan in the event of the Participant's death.

     1.7   BOARD: The Board of Directors of CoolSavings.

     1.8   CHIEF EXECUTIVE OFFICER:  The Chief Executive Officer of
CoolSavings.

     1.9   COOLSAVINGS:  CoolSavings, Inc., the Plan sponsor.

     1.10  COMMITTEE:  The Compensation Committee of the Board.

     1.11 DISABILITY: A Participant's "Disability" as defined in the CoolSavings Long-Term Disability Plan.

     1.12  EFFECTIVE DATE:  January 1, 2003.

     1.13 FULL-TIME EMPLOYEE: An employee of CoolSavings who is regularly scheduled to work at least thirty (30) hours per week.

     1.14 GRANT DATE: The effective date of an Award, which shall be the date determined by the Committee pursuant to Section 2.2.

     1.15 GRANT PRICE: The per unit value of the Award Units in an Award effective on the Grant Date, as recommended by the Chief Executive Officer and approved by the Committee, which shall not be less than $3.05.

     1.16 INITIAL AWARD: An Award with a January 1, 2003 Grant Date that is made to a Full-Time Employee who is one of the initial Participants employed on the Effective Date.

     1.17 PARTICIPANT: An individual who has received any Award that has not been redeemed or otherwise terminated.

     1.18 PLAN: The CoolSavings, Inc. Long Term Incentive Plan, as it may be amended from time to time.

     1.19  PLAN ADMINISTRATOR:  The Committee.

     1.20 TERMINATION OF EMPLOYMENT: Any of the following events: termination from employment with CoolSavings or a change in employment status so that an individual is no longer a Full-Time Employee, including for purposes of the Plan, commencement of any leave of absence, paid or unpaid.

     1.21 VESTED: A Participant's entitlement, subject to the terms and conditions of the Plan, to a portion (determined under Section 3.1) of the Participant's Award (that is, the Participant's entitlement to the amount, if any, payable to the Participant with respect to the Appreciation, if any, on the Award Units (determined under Section 3.2)).


                             ARTICLE II
              PARTICIPATION AND DETERMINATION OF AWARDS
              -----------------------------------------

     2.1 PARTICIPATION: The Chief Executive Officer shall recommend to the Committee and the Committee shall determine which Full-Time Employees shall be eligible to participate in the Plan, and shall establish the date on which each such eligible Full-Time Employee shall begin to participate in the Plan.

     2.2 DETERMINATION OF AWARDS AND MAXIMUM TOTAL AWARDS: The Chief Executive Officer shall recommend to the Committee and the Committee shall determine the number of Award Units to be granted to each Participant as the Participant's Award under the Plan, and the Committee shall establish the Grant Date and Grant Price applicable to each Award. The Committee shall determine the maximum number of Award Units that shall be awarded under the Plan from time to time. Exhibit B sets forth the Grant Date and Grant Price applicable to each Initial Award during the Plan's initial Award Term.

     2.3 MEMORANDA OF AWARDS: The Plan Administrator or its delegate shall cause to be prepared a written memorandum of each Award, substantially in the form attached hereto as Exhibit C, which shall set forth the number of Award Units granted, the Award Term, and such other information as the Plan Administrator shall deem appropriate. As a condition to his or her Award, each Participant shall acknowledge and accept the terms and conditions of the Award and the Plan by executing and returning the Award memorandum. In the event a Participant fails to execute the memorandum and return it to the Plan Administrator within such reasonable period as is determined by the Plan Administrator, in its sole discretion, the Award and related Award Units shall be null and void ab initio.

                             ARTICLE III
             EARNING, PAYMENT AND TERMINATION OF AWARDS
             ------------------------------------------

     3.1 HOW AND WHEN AWARDS MAY BE EARNED: Subject to Section 3.4, and unless changed by the Committee with respect to any Award, a Participant may earn the Appreciation on the Award Units in the Participant's Award as follows:

     (a) If the Participant is continuously employed by CoolSavings during the period beginning on the Award's Grant Date and ending on the first anniversary of the Award's Grant Date, the Participant will earn and become Vested in twenty-five percent (25%) of the Award (that is, in twenty-five percent (25%) of the Appreciation, if any, on the Award Units comprising the Award), subject to the other Plan terms.

     (b) If the Participant is continuously employed by CoolSavings during the period beginning on the Award's Grant Date and ending on the second (2nd) anniversary of the Award's Grant Date, the Participant will earn and become Vested in an additional twenty-five percent (25%) of the Award (that is, in an additional twenty-five percent (25%) of the Appreciation, if any, on the Award Units comprising the Award), subject to the other Plan terms.

     (c) If the Participant is continuously employed by CoolSavings during the period beginning on the Award's Grant Date and ending on the third (3rd) anniversary of the Award's Grant Date, the Participant will earn and become Vested in an additional twenty-five percent (25%) of the Award (that is, in an additional twenty-five percent (25%) of the Appreciation, if any, on the Award Units comprising the Award), subject to the other Plan terms.

     (d) If the Participant is continuously employed by CoolSavings during the period beginning on the Award's Grant Date and ending on the fourth (4th) anniversary of the Award's Grant Date, the Participant will earn and become Vested in an additional twenty-five (25%) of the Award (that is, the remaining twenty-five (25%) of the Appreciation on the Award Units comprising the Award), subject to the other Plan terms.

     3.2 DETERMINATION OF AMOUNTS PAYABLE: If a Participant earns a Vested portion of his/her Award pursuant to Section 3.1, the amount payable on account of the Participant's Award, if any, shall equal the product of
(a) the applicable Vested percentage of the Participant's Award, multiplied by (b) the Appreciation, if any, on the Award Units comprising the Award determined as of January 1 of the calendar year in which any Award Unit is redeemed (or January 1 of the calendar year in which its Appreciation, if any, is otherwise determined). An example of this determination is contained in Exhibit A.

     3.3   PAYMENT OF AWARDS:

     (a) Each calendar year, within thirty (30) days after completion and reporting of the audited CoolSavings financial statements for the immediately preceding calendar year, the Chief Executive Officer shall recommend and the Committee shall adopt the Annual Unit Price as of January 1 of the applicable calendar year.

     (b) During the period of each calendar year beginning with the Committee's determination under Section 3.3(a) and ending on December 31:

                (1) Prior to any Termination of Employment, a Participant may elect to redeem the Vested portion, if any, of his/her Award, if there is any amount payable with respect to the Award. Any such election shall be in writing on the form provided by the Plan Administrator. The redemption shall be effective as of the date on which the Plan Administrator receives the election.




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                (2)   Upon a Participant's Termination of Employment, if
     the Participant is Vested in all or a portion of his/her Award, any Vested portion of the Participant's Award shall be redeemed automatically if the portion has not been redeemed previously and if there is any amount payable with respect to the Award. The redemption shall be effective as of the date of the Participant's Termination of Employment.

     (c) Upon the second (2nd) anniversary of the date on which a Participant becomes Vested in a portion of the Award, that Vested portion of the Participant's Award shall be redeemed automatically if it has not been redeemed previously and if there is any amount payable with respect to the Award. The redemption shall be effective as of the applicable (2nd) anniversary. An example of the operation of this Section 3.3(c) is contained in paragraph 5 of Exhibit A.

     (d) In the case of the preceding redemptions pursuant to Sections 3.3(b) and 3.3(c), the Plan Administrator shall determine the amount, if any, payable to the Participant pursuant to Section 3.2 with respect to the Vested portion of the Participant's Award, and shall direct the payment to the Participant of any amount payable within sixty (60) days after the later of (1) the Committee's determination under Section 3.3(a), or (2) the effective date of the redemption. For purposes of determinations pursuant to the preceding sentence, the Appreciation, if any, and any amount payable with respect to an Award shall be determined as of January 1 of the calendar year in which the redemption is effective. Notwithstanding the foregoing, in the event that any such redemption payment would violate any contractual covenants imposed by any CoolSavings' creditor or otherwise render the Company insolvent, CoolSavings may defer (without penalty or premium other than the accrual of interest reasonably determined by the Plan Administrator) all or any portion of the redemption payment otherwise due with respect to any Vested Awards that have been redeemed, until such time as such redemption payment would no longer violate a creditor's covenant or render CoolSavings insolvent.

     3.4   TERMINATION OF AWARDS:

     (a) An Award will terminate on the earliest to occur of the following events:

           (1) With respect to the Vested portion of a Participant's Award, the date on which such Vested portion is redeemed pursuant to
     Section 3.3(b)(1) or Section 3.3(c) (or would be redeemed thereunder if there were any amount payable with respect to the Award).

           (2) Upon the termination of the Plan, or the amendment of the Plan to terminate the Award, except that any Vested portion of the Award shall be redeemed automatically as of the effective date of the Plan's termination or amendment to terminate the Award, as applicable, if that Vested portion of the Award has not been redeemed previously and if there is any amount payable with respect to the Award.

           (3)  Upon the applicable Participant's Termination of
     Employment for any reason, except as follows:

                (i) Subject to Section 3.4(a)(3)(ii) and Section 3.4(a)(3)(iii), any portion of the Award that is Vested as of the date of Termination of Employment shall be redeemed pursuant to Section 3.3(b)(2).

                (ii) If a Participant is absent from active employment with CoolSavings as a result of an approved leave of absence not to exceed one (1) year, his or her Award shall remain outstanding as if the Participant had continued in active employment with CoolSavings, until the earlier of the end of the leave of absence or the end of the Award Term. If the Participant returns to active employment with CoolSavings at the end of the leave of absence, the period of the leave of absence shall be included in the period of the Participant's continuous employment for purposes of the Plan, and the Participant shall continue to participate in the Plan subject to the terms and conditions applicable to actively employed Participants.

                (iii) If a Participant terminates employment with CoolSavings under such circumstances as may be deemed appropriate by the Chief Executive Officer and determined by the Committee, in its sole discretion, for purposes of this provision, his or her Award shall remain outstanding as if the Participant had continued in active employment with CoolSavings until the end of such period following his or her Termination of Employment as shall be determined by the Committee, in its sole discretion.

     (b) Upon the termination of an Award or a portion of an Award pursuant to Section 3.4(a), the Award or applicable portion of the Award and the Award Units then comprising the Award or applicable portion thereof, if any, shall lapse and be forfeited, and thereafter, except for any amount payable pursuant to Section 3.3(d), CoolSavings shall have no liability with respect to the Award or related Award Units, and the Participant shall have no rights with respect to the Award or related Award Units.


                             ARTICLE IV
                        ADJUSTMENT TO AWARDS
                        --------------------

     In the event of any corporate transaction involving CoolSavings, including without limitation the merger, consolidation, reorganization, combination or exchange of shares, a sale by CoolSavings of all or part of its assets, or in the event of any distribution to stockholders of other than a normal cash dividend, or other extraordinary or unusual event, the Plan Administrator may, in its sole discretion, make equitable adjustments to any or all of the terms and conditions of any Awards, which adjustments shall be shall be final, conclusive and binding for all purposes of the Plan.


                              ARTICLE V
                            MISCELLANEOUS
                            -------------

     5.1 CREDITOR STATUS OF PARTICIPANT: Nothing contained herein shall be deemed to create a trust of any kind or to create any fiduciary relationship, and the undertaking to make any payment hereunder shall be an unfunded, unsecured obligation payable solely from the general assets of CoolSavings, subject to the claims of CoolSavings' creditors. No owner, director, officer, employee or agent of CoolSavings shall be liable to any person for the payment of any portion of an Award or any other claim under the Plan. No Participant or Beneficiary shall have any property or security interest in or right to any specific investment or asset of CoolSavings. To the extent that any person acquires a right to receive payments under this Plan, that right shall be no greater than the right of any unsecured general creditor of CoolSavings.

     5.2 NO ASSIGNMENT OR ALIENATION: To the fullest extent permitted by law, the right of any Participant or Beneficiary in any benefit or to any payment under the Plan shall not be subject in any manner to attachment or other legal process or the debts of or claims against the Participant or Beneficiary; and no such benefit or payment shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

     5.3 WITHHOLDING: There shall be deducted from all payments made hereunder any taxes required to be withheld by any federal, state or local government.

     5.4 DESIGNATION OF A BENEFICIARY: A Participant may designate a Beneficiary (including multiple or contingent Beneficiaries) to receive any amount payable under the Plan in the event of the Participant's death. The designation shall be made only in writing on a form provided by the Plan Administrator for the purpose and signed by the Participant and delivered to the Plan Administrator prior to the Participant's death. A Participant may designate a new Beneficiary at any time in accordance with the provisions hereof, and the last effective designation received by the Plan Administrator shall supersede all prior designations. A designation of a Beneficiary shall be effective only if such Beneficiary survives the Participant, and in the case of the death of one or more multiple Beneficiaries, the survivor or survivors shall share equally any amount payable under the Plan, unless otherwise provided by the Participant. If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Participant's Beneficiary shall be deemed to be his or her surviving spouse, if any, or otherwise, his or her estate.

     5.5 PLAN ADMINISTRATOR: The Plan shall be administered by the Plan Administrator, which shall have those functions assigned to it herein. The Plan Administrator shall have the power to interpret the provisions of the Plan, to supply omissions and to adopt any additional rules and regulations not inconsistent herewith which it deems necessary or appropriate to the administration to the Plan. The Plan Administrator may act by vote or by written consent of a majority of its members. No individual serving as Plan Administrator who is a Participant shall take part in any action in connection with his participation as an individual, but such action shall be taken by the other individual(s) serving as Plan Administrator.

     5.6 RESPONSIBILITIES RELATING TO PLAN: No member of the Board, and no officer or employee of CoolSavings shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Board or officer or employee of CoolSavings. CoolSavings shall indemnify any director, officer or employee of CoolSavings against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

     5.7 AMENDMENT OF TERMINATION OF PLAN: The Plan (including Awards) may be amended or terminated by the Committee in any respect at any time, prospectively or retroactively, without any liability other than CoolSavings' payment of any unpaid amounts that are payable under Section 3.3(d) or become payable under Section 3.4(a)(2) as of the date of amendment or termination with respect to portions of Awards that have been earned pursuant to Section 3.1 prior to the date of amendment or termination.

     5.8 NO INDUCEMENT, CONTRACT OR GUARANTEE OF EMPLOYMENT; NO AWARD OF STOCK OR OTHER INVESTMENT: The Plan does not constitute inducement or consideration for the employment of any employee nor is it a contract between CoolSavings and any employee. Participation in the Plan shall not give any employee any right to be retained in the employ of CoolSavings, and receipt of benefits under the Plan shall not give any person the right to return service. CoolSavings retains the right to hire and discharge any employee at any time, with or without cause, as if the Plan had never been adopted, and any discharged employee shall have only such rights or interests, if any, as are specified herein. No Participant or Beneficiary shall have any of the rights or privileges of a stockholder in CoolSavings by reason of an Award, or any legal or equitable rights associated with the rights of a partner, investor or stockholder in CoolSavings (including the right to inspect books and records). No owner, director, officer, employee or agent of CoolSavings shall have any obligation or duty to any Participant to continue CoolSavings, to "grow" or increase CoolSavings, its assets or its profits, or to take any action to make CoolSavings profitable or increase its revenues or other financial performance. No owner, director, officer, employee or agent of CoolSavings shall be liable to any Participant or Beneficiary for or with respect to any failure of CoolSavings to achieve any financial goal or otherwise in connection with the Plan, Awards and Award Units hereunder. No individual or entity shall owe any fiduciary duty or other noncontractual obligation to any Participant or Beneficiary with respect to or in connection with this Plan or the Awards and Award Units hereunder.

     5.9 POSSIBLE ADDITIONAL CONDITIONS: CoolSavings and the Plan Administrator reserve the right to require a Participant or Beneficiary to execute any documents deemed appropriate in connection with the Plan, including the release of CoolSavings and the Plan Administrator from any laws which might otherwise control the payment of benefits to a minor or an incompetent person.

     5.10 GOVERNING LAW: The Plan shall be construed, enforced and administered in accordance with the laws of the State of Illinois.

     5.11 NO EFFECT ON OTHER EMPLOYEE BENEFITS: Awards and any payments made with respect thereto shall not affect any Participant's benefits under any employee plans maintained by CoolSavings (for example, Awards and any payments with respect thereto shall neither increase nor decrease contributions or benefits under retirement plans (including any supplemental retirement plans) or life insurance, disability or other employee plans).

     5.12 CONSTRUCTION: In the event of any conflict between this Plan document and any summary or other information describing the provisions of the Plan (including any Plan provisions that may have been omitted from any such summary or other information), the terms of this Plan document shall control. Titles, captions, and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Whenever the content shall so require, the singular shall include the plural and vice versa.

     5.13 DETERMINATION OF BOARD CONTROLLING: Notwithstanding anything herein to the contrary, with respect to any action that otherwise would be taken and any matter that otherwise would be established or determined under the Plan by the Committee (including the Committee in its capacity as Administrator), if the Committee cannot agree or if it refers the action or matter to the Board, the action or matter shall be subject to the final determination of the Board, which shall have the authority to take any such action and to establish or determine finally any such matter as it shall deem appropriate, in its sole discretion.

     IN TESTIMONY WHEREOF, CoolSavings has caused this Plan to be signed by its officer thereunto duly authorized effective as of January 1, 2003.


                           COOLSAVINGS, INC.


                           By:   /s/ Matthew Moog
                                 Matthew Moog

                           Its:  President and Chief Executive Officer

                              EXHIBIT A

                      Long Term Incentive Plan
             Annual Unit Price Factors and Formulas and
              Example of Amounts Payable Determination
             ------------------------------------------


1. The "Annual Price Factor" as of December 31, 2003 and December 31 of any calendar year thereafter shall be determined in accordance with the following formula:

     Annual Price Factor   =     (9 x Earnings Before Interest and
                                 Taxes) - Net Assets Factor
                                 ---------------------------------
                                 10,000,000

     (a) For purposes of computing the Annual Price Factor as of any December 31, the following terms shall have the meanings set forth:

           "Earnings Before Interest and Taxes" means CoolSavings' "Income from Operations" for the applicable calendar year, as determined from CoolSavings' audited financial statements (that is, CoolSavings' total operating revenues less total operating expenses (including accrued expenses relating to the Plan attributable to increases in the Annual Unit Price for the applicable calendar year), and excluding equity income or loss, interest income or expense, and all income taxes other than any income taxes attributable to payments under the Plan that CoolSavings cannot deduct on account of Section 162(m) of the Internal Revenue Code.) If any Participant has remuneration that CoolSavings cannot deduct for income tax purposes on account of Section 162(m) of the Internal Revenue Code ("excess remuneration"), the Participant's excess remuneration shall, to the extent of any payments to the Participant under the Plan, be deemed to be attributable to payments under the Plan.

           "Net Assets Factor" means CoolSavings' total assets, net of CoolSavings' total current liabilities (excluding the unpaid principal balance and accrued interest thereon of CoolSavings' senior secured note payable to Landmark Communications, Inc.), determined as of December 31 of the applicable calendar year.

     (b) The Committee, in its sole discretion, shall determine CoolSavings' Earnings Before Interest and Taxes and its Net Assets Factor generally from CoolSavings' audited financial statements for the applicable calendar year and with such adjustments as may be deemed appropriate with respect to unusual transactions and events.

2. The Annual Unit Price as of January 1, 2003 is $3.05, which is the Grant Price for Awards with 2003 Grant Dates and the minimum Grant Price for Awards with 2004 and later Grant Dates.

3. The Annual Unit Price as of January 1 of any calendar year after 2003 shall be determined in accordance with the following formulas:

     (a)   2004 Annual Unit Price = the Annual Price Factor as of
           December 31, 2003

     (b) 2005 Annual Unit Price = the average (arithmetic mean) of the Annual Price Factors as of December 31, 2003 and December 31, 2004.






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


     (c) 2006 and subsequent years' Annual Unit Price = the average (arithmetic mean) of the Annual Price Factors as of December 31 of the three (3) consecutive calendar years ending with the December 31 immediately preceding the January 1 as of which the Annual Unit Price is determined.

4. If a Participant earns a Vested portion of his/her Award, the amount payable on account of the Participant's Award, if any, shall equal the product of (a) the applicable Vested percentage of the Participant's Award, multiplied by (b) the Appreciation, if any, on the Award Units comprising the Award determined as of January 1 of the calendar year in which any Award Unit is redeemed (or January 1 of the calendar year in which its Appreciation is otherwise determined). For example, and assuming no prior redemption, if (a) a Participant was granted 500 Award Units with a Grant Date of January 1, 2003 at a Grant Price of $3.05, (b) the Annual Unit Price on January 1, 2005 was $9.05 (at which date the Participant's Vested Percentage was 50%), and the Participant elected in 2005 to redeem the Vested portion of the Award, the amount payable to the Participant with respect to the 500 Award Units would be $1,500.00 (which is 50% of the product of (i) the $6.00 difference between the Annual Unit Price of $9.05 on January 1, 2005 and the $3.05 Grant Price, multiplied by (ii) 500 Award Units).

5. Following the second (2nd) anniversary of the date on which a Participant becomes Vested in a portion of an Award, the Plan Administrator shall redeem that Vested portion of the Participant's Award if it has not been redeemed previously and if there is any amount payable with respect to the Award. For example, and assuming no prior redemption, if (a) a Participant was granted 500 Award Units with a Grant Date of January 1, 2003 at a Grant Price of $3.05, (b) the Participant became Vested in 25% of the Award on January 1, 2004, and (c) the Participant did not request redemption of that Vested portion of the Award during the period January 1, 2004 through January 1, 2006, the Plan Administrator would redeem the 125 Award Units as of January 1, 2006, and the Participant would be entitled to the Appreciation, if any, of the Annual Unit Price as of January 1, 2006 over the $3.05 Grant Price for each of the 125 Award Units.
































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


                              EXHIBIT B
                       Terms of Initial Awards
                       -----------------------



Grant Date:     January 1, 2003


Grant Price:    $3.05


Award Term:     January 1, 2003 through January 1, 2007

























































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


                              EXHIBIT C
                          Award Memorandum
                          ----------------



CoolSavings, Inc., a Delaware corporation ("CoolSavings"), in consideration of the services to be rendered to CoolSavings or its subsidiaries by [insert name of employee] ("Employee") hereby grants an Award to Employee as follows.


Name

Title

Total Number of Award Units Granted:        [Insert number]

Grant Date:                                 January 1, 2003
Grant Price:                                $3.05 (Per Unit)

Award Term:                                 January 1, 2003 -
                                            January 1, 2007




                     VESTING/EXPIRATION SCHEDULE



                   Jan 1,      Jan. 1,      Jan. 1,      Jan. 1,
                    2004        2005         2006         2007
                 ----------  -----------  -----------  -----------
% Vested in
Award's
Appreciation         25%         25%          25%          25%


# Units Vested
in Award's
Appreciation     [Insert #]  [Insert #]   [Insert #]   [Insert #]


Units'
Expiration
Date after
Vesting          January 1,  January 1,   January 1,   January 1,
                    2006        2007         2008         2009



The Company respects the confidentiality of the information contained in this statement.

Please safeguard this document. Participation, vesting and Unit redemption in this plan and all other terms of this Award are subject to the terms and conditions of the Long Term Incentive Plan document.












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


The foregoing information sets forth the material terms relating to the Award granted to Employee during 2003.


                                 CoolSavings, Inc.

                                 By:  _____________________________
                                      Matthew Moog
                                      President and
                                      Chief Executive Officer





AGREED TO AND ACCEPTED
THIS _____ DAY OF __________, 2003



[insert name of employee]

















































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